                                                               NOVEMBER 16, 1993
                                                               NOVEMBER 25, 1993
                                                               NOVEMBER 29, 1993
                                                                 DECEMBER 7,1993
                                                                  JANUARY 4,1994
                                                                     MAY 2, 1994








                            OMERS REALTY CORPORATION

                                                                        LANDLORD

                                     - and -


                        DRAKE, BEAM, MORIN (OTTAWA) INC.

                                                                          TENANT







                                      LEASE










                               Part of 15th Floor
                                360 Albert Street
                          Constitution Square, Phase I
                                 Ottawa, Ontario




                            Osler, Hoskin & Harcourt
                             146960 File No. 8822725

ARTICLE 1     DEFINITIONS ..................................................  1
   1.1   Definitions: ......................................................  1
ARTICLE 2     GENERAL COVENANTS ............................................  5
   2.1   Tenant's Covenants: ...............................................  5
   2.2   Landlord's Covenants: .............................................  5
ARTICLE 3     DEMISE AND TERM ..............................................  5
   3.1   Demise of Premises: ...............................................  5
   3.2   License Over Certain Common Facilities: ...........................  5
   3.3   Term: .............................................................  5
   3.4   Overholding: ......................................................  6
   3.5   Leasehold Improvements: ...........................................  6
ARTICLE 4     RENT .........................................................  6
   4.1   Basic Rent: .......................................................  6
   4.2   Additional Rent: ..................................................  7
   4.3   Payment of Additional Rent: .......................................  7
   4.4   Adjustment of Additional Rent: ....................................  7
   4.5   Apportionment of Rent: ............................................  8
   4.6   No Right of Set-off: ..............................................  8
   4.7   Additional Rent Deemed Rent: ......................................  8
   4.8   Interest on Arrears: ..............................................  8
   4.9   Net Lease to Landlord: ............................................  8
ARTICLE 5     TAXES ........................................................  8
   5.1   Landlord's Taxes: .................................................  8
   5.2   Tenant's Taxes and Sales Taxes: ...................................  9
   5.3   Tenant's Contribution to Taxes: ...................................  9
   5.4   Payments: .........................................................  9
ARTICLE 6     SERVICES, COMMON FACILITIES ..................................  9
   6.1   Tenant's Contribution to Operating Costs: .........................  9
   6.2   Operation of Regular HVAC System: .................................  10
   6.3   Additional HVAC: ..................................................  10
   6.4   Electricity and Other Utilities: ..................................  10
   6.5   Operation of Common Facilities: ...................................  11
   6.6   Janitorial Services: ..............................................  11
   6.7   Security Services: ................................................  11
   6.8   Interruption in Services: .........................................  12
   6.9   Energy Conservation: ..............................................  12
   6.10  Pest Control by Tenant: ...........................................  12
ARTICLE 7     USE AND OCCUPANCY OF PREMISES ................................  12
   7.1   Use of Premises: ..................................................  12
   7.2   Waste and Nuisance: ...............................................  12
   7.3   No Overloading of Premises or Common Use Equipment: ...............  13
   7.4   Insurance Cancellation or Increase: ...............................  13
   7.5   Observance of Law by Tenant: ......................................  13
   7.6   Rules and Regulations: ............................................  13
   7.7   Signs: ............................................................  14
   7.8   Name of Development/Project: ......................................  14
ARTICLE 8     ALTERATIONS ..................................................  14
   8.1   Alterations by Tenant: ............................................  14
   8.2   Air-Balancing: ....................................................  15
   8.3   No Financing by Tenant of Leasehold Improvements: .................  15
   8.4   Liens: ............................................................  15
   8.5   Alterations by Landlord: ..........................................  15
ARTICLE 9     REPAIRS ......................................................  16
   9.1   Landlord's Repairs: ...............................................  16
   9.2   Tenant's Repairs: .................................................  16
   9.3   Entry by Landlord to View State of Repair: ........................  16
   9.4   Notice of Defects: ................................................  16
   9.5   Termination or Abatement after Damage: ............................  16
   9.6   No claim by Tenant: ...............................................  18
   9.7   Tenant to Leave Premises in Good Repair: ..........................  18
   9.8   No Hazardous Substances: ..........................................  18

ARTICLE 10    INSURANCE AND LIABILITY ......................................  18
   10.1  Landlord's Insurance: .............................................  18
   10.2  Tenant's Insurance: ...............................................  19
   10.3  Form of Tenant's Insurance: .......................................  19
   10.4  Release of Landlord by Tenant: ....................................  20
   10.5  Indemnity of Landlord by Tenant: ..................................  20
ARTICLE 11    ASSIGNMENTS, ETC. BY TENANT AND TRANSFERS ETC. BY LANDLORD ...  20
   11.1  Assignments, Subleases, Charges by Tenant: ........................  20
   11.2  Landlord's Rights of Cancellation: ................................  22
   11.3  Continuing Obligations of Tenant: .................................  22
   11.4  Dealings by Landlord: .............................................  22
   11.5  Subordination and Attornment: .....................................  22
ARTICLE 12    ESTOPPEL CERTIFICATES, REGISTRATION ..........................  23
   12.1  Estoppel Certificates: ............................................  23
ARTICLE 13    UNAVOIDABLE DELAYS ...........................................  23
   13.1 Unavoidable Delays: ................................................  23
ARTICLE 14    LANDLORD'S ACCESS TO PREMISES ................................  24
   14.1  Inspection and Repair: ............................................  24
   14.2  Right to Exhibit Premises: ........................................  24
ARTICLE 15    DEFAULT ......................................................  24
   15.1  Events of Default: ................................................  24
   15.2  Remedies by Landlord: .............................................  25
   15.3  Additional Self-help Remedy of Landlord: ..........................  26
   15.4  Legal Costs: ......................................................  26
   15.5  Remedies Cumulative: ..............................................  26
   15.6  Non-Waiver: .......................................................  26
ARTICLE 16    GENERAL PROVISIONS ...........................................  26
   16.1  Entire Agreement: .................................................  26
   16.2  Schedules: ........................................................  27
   16.3  Planning Act: .....................................................  27
   16.4  Survival of Obligations: ..........................................  27
   16.5  Severability of Illegal Provisions: ...............................  27
   16.6  Governing Law: ....................................................  27
   16.7  No Partnership: ...................................................  27
   16.8  Number, Gender, Joint and Several Liability: ......................  27
   16.9  Captions: .........................................................  27
   16.10 Time of Essence: ..................................................  27
   16.11 Landlord's Agent: .................................................  28
   16.12 Successors and Assigns: ...........................................  28
   16.13 Accounting Principles: ............................................  28
   16.14 Other Leases in Building: .........................................  28
   16.15 Notices and Consents, etc.: .......................................  28
   16.16 No Consent During Default: ........................................  29
   16.17 Further Assurances: ...............................................  29
   16.18 Tenant's Notice to Vacate: ........................................  29
   16.19 Landlord's Right to Relocate: .....................................  29
   16.20 Other Construction and Shared Common Facilities: ..................  30
ARTICLE 17    ADDITIONAL PROVISIONS ........................................  31
   17.1  Leasehold Allowance ...............................................  31
   17.2  License for Parking: ..............................................  31
   17.3  Tenant's First Right to Lease Extra Space: ........................  32
LANDLORD ...................................................................  33
SCHDULES ...................................................................  34
SCHEDULE A    Legal Description of Lands and Project .......................  34
Part 1 - Development .......................................................  34
   360 Albert Street, Ottawa, being Phase I of Constitution Square .........  34
SCHEDULE B    Definition Of Operating Costs ................................  35
SCHEDULE C    RULES AND REGULATIONS ........................................  38
SCHEDULE D .................................................................  41

THIS LEASE entered into this 16th day of November, 1993

IN PURSUANCE of the Short Forms of Leases Act of Ontario


BETWEEN:


                            OMERS REALTY CORPORATION


                            (hereinafter called the "Landlord")


                                                     THE PARTY OF THE FIRST PART

- and -


                            DRAKE, BEAM, MORIN (OTTAWA) INC.


                            (hereinafter called the ATenant@)


                                                    THE PARTY OF THE SECOND PART

In consideration of the premises and the mutual covenants, agreements and conditions herein contained, it is hereby covenanted, agreed and declared between the parties as follows:


ARTICLE 1    DEFINITIONS


1.1 Definitions:

The terms defined herein shall have, for all purposes of this Lease and all instruments supplemental hereto, the following meanings unless the context expressly or by necessary implication otherwise requires:

"Additional Rent" means all sums of money, other than Basic Rent, which are required to be paid by the Tenant pursuant to any provision of this Lease.

"Additional Service" means any service identified as such in this Lease or which is requested by the Tenant in addition to those supplied by the Landlord as part of the normal Development service and which the Landlord is prepared to supply at an additional cost to the Tenant.

"Additional Service Cost" means the additional amount identified as such in this Lease or payable by the Tenant to the Landlord for any Additional Service.

"Basic Rent" means the rent payable by the Tenant pursuant to Asection 4.1.

"Building" means the building and all other fixed improvements situate at any time on the Lands, all of which are municipally known as 360 Albert Street, Ottawa, Ontario.

"Building Common Facilities" means those Common Facilities serving only the Development.

"Building Standard" means the building standard established by the Landlord including matters of design, construction, signage and/or installation to be observed by the tenants in the Building, including the Tenant, in connection with Leasehold Improvements, tenant fixtures, signage and chattels, as amended from time to time by the Landlord, acting reasonably.

"Building Proportionate Share" means a fraction, the numerator of which is the Total Rentable Area in the Building and the denominator of which is the Total Rentable Area in that part or those parts of the Project which share a Shared Common Facility, or such other fraction as the Landlord in its sole discretion acting reasonably determines is appropriate.

"Business Day" means any day which is not a Saturday, Sunday or a statutory holiday.

"Business Hours" means the period from 7:00 a.m. to 6:00 p.m. on any Business Day (subject to change by the Landlord).

"Capital Tax" means any tax or taxes payable under the Corporations Tax Act (Ontario) or under any existing or proposed federal legislation based upon or computed by reference to the paid-up capital or place of business of the Landlord and/or the owners of the Development as determined for the purposes of such tax or based upon or computed by reference to the taxable capital employed in Canada, or any similar tax levied, imposed or assessed in the future in lieu thereof or in addition thereto by any municipal, legislative or parliamentary authority.

"Common Facilities" means those areas and facilities of the Project or any part thereof which from time to time serve the Project or any part thereof including, without limitation, the landscaped areas, sidewalks, public entrance doors, halls, management offices, public lobbies, lavatories, stairways, passageways, elevators, service ramps and common loading and receiving facilities, the Parking Garage and the Common Use Equipment, and which are designated from time to time by the Landlord for the common use and enjoyment of tenants, including the Tenant, and their agents, invitees, servants, employees and licensees, or for use by the public, but excluding rentable premises and other portions of the Project which are from time to time designated by the Landlord for private use by one or a limited group of tenants.

"Common Use Equipment" means all mechanical, plumbing, electrical, life safety, vertical transportation and HVAC equipment, pipes, ducts, wiring, machinery and equipment and other integral services, utility connections and the like providing services to the Project or any part thereof.

"Development" means the Lands and the Building.

"Insured Damage" means that part of any damage occurring to the Development, including the Premises, of which the entire cost of repair (except as to any deductible amount provided for in the applicable policy or policies of insurance) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord pursuant hereto.

"Lands" means the lands described in Part I of Schedule A attached hereto, as the boundaries thereof may be varied from time to time by additions functionally integrated therewith or by deletions for road widening or other public purposes.

"Landlord's Taxes" means the aggregate of:

        (a)  Taxes; and

        (b)  Other Taxes.

"Lease" means this Lease including any Schedules, as amended from time to time pursuant hereto.

"Leasehold Improvements" means all items generally considered as leasehold improvements, including, without limitation, all fixtures, equipment, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Premises, in the Premises and by or on behalf of other tenants in other premises in the Building, including all partitions, however affixed and whether or not movable, and all wall-to-wall carpeting; but excluding trade fixtures, furniture, unattached or free standing partitions and equipment not of the nature of fixtures.

"Operating Costs" means operating costs as defined in Schedule B attached hereto.

"Other Taxes" means all taxes, rates, duties, levies, fees charges and assessments whatsoever, imposed, assessed, levied or charged now or in the future by any municipal, regional, provincial, federal, parliamentary or other government body, corporate authority, agency or commission against the Project and/or the Landlord and/or the owners of the Project in connection therewith (including without limitation, business or similar taxes or licence fees in respect of the business of the Landlord which pertains to the management, operation and maintenance of the Project) but excluding (unless specifically referred to above):

        (a) such of the foregoing amounts as have been included in Taxes;

        (b) income or profit taxes upon the income of the Landlord to the extent such taxes are not levied in substitution or in lieu of any of the foregoing;

        (c) business or similar taxes or licence fees in respect of any business carried on by tenants and occupants (including the Tenant) of the Development; and

        (d) Capital Tax (which is included in Operating Costs).

"Parking Garage" means those portions of the Project which are designated from time to time by the Landlord for parking purposes including, without limitation, parking spaces and the vehicular ramps and other entrances and exits thereto and all services, facilities and systems contained exclusively within and serving such parking facilities, as the same may from time to time be altered, expanded or reconstructed.

"Premises" means the premises demised to the Tenant under this Lease consisting of those portions of the 15th floor of the Building: (a) shown cross-hatched on Schedule D attached hereto, the Gross Rentable Area of which is deemed by the Landlord and the Tenant to be 3,730.64 square feet (the "Initial Premises") and
(b) shown hatched on the said Schedule D (the "Additional Premises"), the Gross Rentable Area of which is deemed by the Landlord and the Tenant to be 4,004 square feet.

"Present Value" means the value determined by using an annual discount rate equal to the annual rate of interest, in effect as of such date of default, announced by the Canadian Imperial Bank of Commerce as its prime rate, being the reference rate used by it to determine interest for loans in Canadian dollars to Canadian customers, less 3%.

"Project" means the lands more particularly described in Part II of Schedule A attached hereto together with all buildings and all other fixed improvements situate at any time thereon.

"Rate of Interest" means the annual rate of interest announced from time to time by the Canadian Imperial Bank of Commerce as the reference rate of interest then in effect for loans to customers of varying degrees of credit-worthiness plus 5%, adjusted from time to time to reflect changes in such rate.

"Rent" means Basic Rent and Additional Rent.

"Rentable Area", "Gross Rentable Area" and "Net Rentable Area" mean the number of square feet of floor area determined in accordance with the Landlord's standard of floor measurement.

"Sales Taxes" means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by the Government of Canada or any provincial or local government upon the Landlord, or the Tenant or in respect of this Lease, or the payments made by the Tenant hereunder or the goods and services provided by the Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to the Tenant hereunder.

"Shared Common Facilities" means those Common Facilities serving the Development and also another part or parts of the Project.

"Taxes" means all taxes, rates, duties, levies, fees, charges, sewer levies, local improvement rates, and assessments whatsoever, imposed, assessed, levied or charged now or in the future by any school, municipal, regional, provincial, federal, parliamentary or other governmental body, corporate authority, agency or commission (including, without limitation, school boards and utility commissions), against the Development and/or the Landlord in connection therewith, but excluding (unless specifically referred to above):

        (a) income or profit taxes upon the income of the Landlord to the extent such taxes are not levied in substitution or in lieu of any of the foregoing;

        (b) business or similar taxes or licence fees in respect of the business of the Landlord which pertains to the management, operation and maintenance of the Development (which are included in Other Taxes);

        (c) business or similar taxes or licence fees in respect of any business carried on by tenants and occupants (including the Tenant) of the Development; and

        (d) Capital Tax (which is included in Operating Costs).

"Tenant's Proportionate Share" means a fraction having as its numerator the Gross Rentable Area of the Premises and as its denominator the Total Rentable Area of the Building.

"Tenant's Taxes" means the aggregate of:

        (a) all taxes which are attributable to the personal property, furnishings, fixtures and Leasehold Improvements installed in the Premises; and

        (b) all taxes imposed upon the Tenant which are attributable to the business, income or occupancy of the Tenant or any other occupant of the Premises and to the use of any of the Common Facilities by the Tenant or other occupant of the Premises.

"Term" means the term of this Lease as specified in section 3.3.

"Total Rentable Area of the Building" means the aggregate of all Gross Rentable Area (including the Premises) of the Building excluding the Parking Garage and all storage areas outside any premises.

"Total Rentable Area of the Project" means the aggregate of all Gross Rentable Area (including the Premises) in the Project excluding the Parking Garage and all storage areas outside any premises.

"Work" has the meaning ascribed thereto in section 8.1.

ARTICLE 2    GENERAL COVENANTS


2.1 Tenant's Covenants:

The Tenant covenants with the Landlord:

        (a) to pay Rent; and

        (b) to observe and perform all the covenants and obligations of the Tenant here in.


2.2 Landlord's Covenants:

The Landlord covenants with the Tenant:

        (a) for quiet enjoyment; and

        (b) to observe and perform all the covenants and obligations of the Landlord herein.


ARTICLE 3    DEMISE AND TERM

3.1 Demise of Premises:

The Landlord hereby demises and leases unto the Tenant, and the Tenant hereby leases from the Landlord, the Premises for the Term and subject to the provisions of this Lease.

3.2 License Over Certain Common Facilities:

The Landlord hereby grants to the Tenant, its agents, employees, invitees and other persons transacting business with it, in common with all others entitled thereto, a license to have the use of certain of the Common Facilities as designated from time to time by the Landlord, including without limitation the entrances to the Building, the elevators, stairways, corridors, foyers, lobbies and lavatories; provided, however, that such use shall be subject to all other provisions contained in this Lease and to the Landlord's rules and regulations referred to in section 7.6.


3.3 Term:


TO HAVE AND TO HOLD:

        (a) the Initial Premises for a term of eight (8) years (the "Initial Premises Term") commencing on the 1st day of February, 1994 (the "Initial Commencement Date") provided that if the Tenant has not completed its fit-up by the 1st day of January, 1994, the Tenant can delay the Initial commencement Date by up to thirty (30) days, and,

        (b) the Additional Premises for a term of four (4) years (the "Additional Premises Term") commencing on the 1st day of January, 1998 (the "Additional Commencement Date")

and ending in both instances on the 31st day of December, 2001.

The Initial Term and the Additional Term collectively shall be the "Term".

The Initial Commencement Date and the Additional Date shall collectively be the "Commencement Date".

3.4 Overholding:

If the Tenant occupies any part of the Premises after the expiration or sooner termination of the Term without the written agreement of the Landlord, the Tenant shall be deemed to be only a monthly tenant at a monthly basic rent payable in advance and equal to three times the monthly Basic Rent payable immediately prior to the overholding plus additional rent equivalent to Additional Rent hereunder and otherwise on the same terms as herein contained, except for any rights of the Tenant contained in Article 18, if any; and such tenancy may be terminated by the Tenant on not less than 20 Business Days= notice to the Landlord and may be terminated by the Landlord on not less than one Business Day=s notice to the Tenant. Nothing herein shall limit the liability of the Tenant in damages or otherwise.


3.5 Leasehold Improvements:

        (a) Subject to subsections (b) and (c), upon the determination of this Lease, all Leasehold Improvements in the Premises, including all fixed partitions (including floor to ceiling partitions which, although demountable, involve attachment to any floor, ceiling or permanent wall such that they cannot be removed without damage to the Premises but excluding the Tenant's movable partitions such as free-standing partitions or partial height partitions which can be removed without damage to the Premises and which shall be deemed to be removable trade fixtures) shall remain upon and be surrendered with the Premises as a part thereof without disturbance, molestation or injury, and the same and any trade fixtures not removed by the Tenant are the property of the Landlord absolutely, free of any liens or encumbrances and without payment therefor to the Tenant.

        (b) The Landlord may, by notice to the Tenant prior to or promptly after the determination of this Lease, require the removal forthwith, at the expense of the Tenant, of any or all of the Tenant's trade fixtures and Leasehold Improvements and the repair forthwith of any damage to the Premises or the Development caused by such removal, such work to be done forthwith by or at the direction of the Landlord and at the expense of the Tenant. If such notice is given prior to the determination of this Lease, such removal and repair shall be completed by such determination.

        (c) Notwithstanding anything herein contained, provided the Tenant has paid the Rent hereby reserved and performed and observed all the covenants and conditions herein contained, the Tenant shall have, at the determination of this Lease, the right to remove its trade fixtures, provided that the Tenant repairs by the determination of this Lease, at its own expense, any damage to the Premises or the Development caused by such removal, such work to be done by or at the direction of the Landlord and at the expense of the Tenant.


ARTICLE 4    RENT


4.1 Basic Rent:

The Tenant shall pay to the Landlord, yearly and every year during the Term, without any set-off, compensation or deduction whatsoever, a Basic Rent in Canadian dollars as follows:

        (a) from the 1st day February of 1994 to the 30th day of April, 1994 zero dollars, and

        (b) from the 1st day of May 1994 to the 31st day of December, 1997 $52,228.96 annually payable in advance in equal consecutive monthly instalments of $4,352.41 on the first day of each and every month during such period, and

        (c) from the 1st day of January, 1998 to the 31st day of December, 2001 $139,223.52 annually payable in advance in equal consecutive monthly instalments of $11,601.96 on the first day of each and every month during such period.

Basic Rent has been calculated on the basis that the rental rate for the Initial Premises is $14.00 per annum during the first four (4) years of the Term (except for the period January 1st, 1994 to March 30, 1994) and for the Premises is $18.00 per annum during the balance of the Term per square foot of Gross Rentable Area in the Premises. If there are changes to the Gross Rentable Area of the Premises, Basic Rent shall be adjusted accordingly.


4.2 Additional Rent:


The Tenant shall pay to the Landlord, during the Term, when due, as Additional Rent and without duplication:

        (a) that portion of Taxes payable by the Tenant pursuant to section 5.3;

        (b) the Tenant's Proportionate Share of Operating Costs pursuant to section 6.1;

        (c) all Additional Service Costs payable by the Tenant; and

        (d) all other amounts payable by the Tenant pursuant to this Lease.

4.3 Payment of Additional Rent:


The Additional Rent specified in subsections 4.2(a), (b) and (c) shall be paid and adjusted with reference to a fiscal period of 12 calendar months, which shall be the 12 month period ending on December 31st in each year during the Term unless the Landlord, by notice to the Tenant, shall from time to time have selected a fiscal period which ends on a different date (but which shall be a 12 month period except where a shorter broken fiscal period occurs at the commencement or end of the Term or is necessary to accommodate a change in the fiscal period made during the Term). From time to time throughout the Term, the Landlord shall give notice to the Tenant of the Landlord's estimate of such Additional Rent to be paid by the Tenant during the next ensuing fiscal period. Each estimate shall be reasonable. Such Additional Rent payable by the Tenant shall be paid in monthly instalments in advance at the same time as payment of Basic Rent is due hereunder and shall be based on the Landlord's estimate as aforesaid. From time to time the Landlord may re-estimate, on a reasonable basis, the amount of such Additional Rent for any fiscal period in which case the Landlord shall give notice to the Tenant of such re-estimate and fix new monthly instalments for the remaining balance of such fiscal period so that, after giving credit for the instalments paid by the Tenant on the basis of the previous estimate or estimates, all the Additional Rent as estimated or re-estimated will have been paid during such fiscal period.

All Additional Service Costs shall be paid by the Tenant within five days after receipt by it from time to time of invoices from the Landlord specifying the amounts thereof.

4.4 Adjustment of Additional Rent:


After the end of each fiscal period referred to in section 4.3, the Landlord shall deliver to the Tenant a statement of the Landlord as to the actual Additional Rent payable to the Landlord pursuant to subsections 4.2(a), (b) and
(c) in respect of such fiscal period and a calculation of the amount by which such Additional Rent payable by the Tenant varies from the aggregate instalments paid by the Tenant on account of such Additional Rent for such fiscal period. Within 30 days after the receipt of such statement, either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such fiscal period exceeds the aggregate of the monthly payments made by it on account thereof or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

The Tenant shall have the right, exercisable by notice to the Landlord given within 30 days after receipt of any statement of such Additional Rent submitted by the Landlord as aforesaid, to verify the accuracy of any amount shown on any statement by requiring the Landlord to give to the Tenant appropriate explanations related to such statement.

In the event of any dispute by the Tenant as to the amount of such Additional Rent payable, a letter of the Landlord's auditors shall be conclusive.


4.5 Apportionment of Rent:


Rent shall be considered as accruing from day to day hereunder. If it is necessary to calculate Rent for a period of less than one year or less than one calendar month, an appropriate apportionment and adjustment on a pro rata daily basis shall be made. Where the calculation of Additional Rent cannot be made until after the expiration or earlier termination of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the expiration or earlier termination hereof, and such amount shall be paid by the Tenant to the Landlord forthwith upon demand. If the Term commences on any day other than the first day of the month, Rent for such fraction of a month shall be adjusted, as aforesaid, and paid by the Tenant on the commencement date of the Term.


4.6 No Right of Set-off:


The Tenant expressly waives the benefits of section 35 of the Landlord and Tenant Act R.S.0 1980, Chapter 232 and any amendments thereto and any present or future enactment of the Province of Ontario permitting the Tenant to claim a set-off against Rent for any cause whatsoever.


4.7 Additional Rent Deemed Rent:


All Additional Rent shall be deemed to be rent and the Landlord shall have all rights against the Tenant for default in payment of Additional Rent as for default in the payment of Basic Rent.


4.8 Interest on Arrears:


If the Tenant fails to pay Rent when due, the Tenant shall pay interest on the unpaid amount at the Rate of Interest from the date due until the date paid, without prejudice to and in addition to any other remedy available to the Landlord under this Lease or at law.

4.9 Net Lease to Landlord:


This Lease and the Rent payable hereunder shall be absolutely net to the Landlord, except as expressly provided herein. Any obligation which is not stated to be that of the Landlord shall be deemed to be that of the Tenant.


ARTICLE 5    TAXES


5.1 Landlord's Taxes:

The Landlord shall pay when due to the taxing authority or authorities having jurisdiction all Landlord's Taxes.



5.2 Tenant's Taxes and Sales Taxes:


        (a) The Tenant shall pay when due, to the taxing authority or authorities having jurisdiction, all Tenant's Taxes.

        (b) The Tenant shall pay to the Landlord when due all Sales Taxes imposed on the Landlord or the Tenant with respect to Rent payable by the Tenant hereunder or in respect of the rental of space under this Lease.


5.3 Tenant's Contribution to Taxes:


        (a) The Tenant shall, in respect of each calendar year included in whole or in part within the Term, pay to the Landlord an amount to cover the Taxes that are fairly attributable to the Premises for such calendar year, such amount to be determined by the Landlord acting reasonably. If there are separate assessments (or, in lieu thereof, calculations made by authorities having jurisdiction from which separate assessments may, in the Landlord's opinion, be readily determined) for the Premises for tax purposes, the Landlord shall use same for purposes of determining the amount payable by the Tenant pursuant to this subsection (a). The Tenant shall provide the Landlord with a copy of any separate notices of assessment for the Premises which the Tenant has received. If there are no such separate assessments or calculations, the Tenant shall pay the Tenant's Proportionate Share of all taxes attributable to the development provided that if the Landlord acting reasonably determines that another method of calculating the Tenant's contribution to Taxes is appropriate, such other method shall be used.

        (b) The Tenant shall, in respect of each calendar year included in whole or in part within the Term, pay to the Landlord the amount by which Taxes are increased above the Taxes which would have otherwise been payable as a result of the Premises or the Tenant or any other occupant of the Premises being taxed or assessed in support of separate schools.

        (c) Payment by the Tenant of all amounts on account of Taxes shall be governed by sections 4.3 and 4.4.

5.4 Payments:


        (a) The Landlord may postpone any payment payable by it pursuant to section 5.1, and the Tenant may postpone any payment payable by it directly to a taxing authority (but not to the Landlord) pursuant to this Article in each case to the extent permitted by law and if prosecuting in good faith any appeal against the imp sition thereof, but provided that in the case of a postponement by the Tenant which involves any risk of the Development or any part thereof or the Landlord becoming liable to assessment, prosecution, fine or other liability, the Tenant shall have given security in a form and of an amount satisfactory to the Landlord in respect of such liability and such undertakings as the Landlord may reasonably require to ensure payment thereof.

        (b) Whenever requested by the Landlord, the Tenant shall deliver to the Landlord receipts for payment of all amounts owing by the Tenant pursuant to section 5.2 and furnish such other information in connection therewith as the Landlord may reasonably require.


ARTICLE 6    SERVICES, COMMON FACILITIES


6.1 Tenant's Contribution to Operating Costs:

        (a) The Tenant shall, throughout the Term, pay to the Landlord the Tenant's Proportionate Share of Operating Costs.

        (b) Payment by the Tenant of all amounts on account of the Tenant's Proportionate Share of Operating Costs shall be governed by sections 4.3 and 4.4.


6.2 Operation of Regular HVAC System:


The Landlord shall operate the heating, ventilating and air-conditioning equipment and systems serving the Premises so as to provide conditions of adequate comfort in the Premises during Business Hours except during the making of repairs, inspections, overhauling or replacement.

If such equipment or systems are damaged or destroyed, or, in the opinion of the Landlord, require repair, inspection, overhauling or replacements the Landlord shall carry out such work with all reasonable diligence. The Landlord shall not be responsible for any loss, damages or costs arising from the failure of such equipment or systems to perform their function. In addition, the Landlord shall not be responsible for the failure of such equipment and systems to perform their function if the number of persons in the Premises at any one time exceeds a reasonable number or if the electrical load from lights and power in the Premises is excessive or if such failure results from any arrangement of partitioning in the Premises or change or alteration thereto or if the window covering on exterior windows is not kept fully closed while the windows are exposed to direct sunlight or if any use of mechanical or electrical equipment installed in the Premises generates heat in excess of amounts specified in the Building Standard, all as determined by the Landlord acting reasonably. The Landlord shall not be liable for direct, indirect or consequential damage or damages for personal discomfort or illness of the Tenant or its employees, invitees or other persons transacting business with it by reason of the operation or non-operation of such systems and equipment. In no event shall Rent abate during any non-operation.

6.3 Additional HVAC:

The Tenant may, upon two days' prior notice to the Landlord, request the Landlord to provide any service mentioned in section 6.2 to the Premises or any portion or portions thereof during such non Business Hours as the Tenant specifies. The Landlord may provide such service and charge the Tenant, as an Additional Service Cost, the reasonable hourly rate for each hour or part thereof that such service is provided, such hourly rate to be determined by the Landlord and to comprise all additional costs incurred in providing such service.


6.4 Electricity and Other Utilities:

        (a) The Landlord shall furnish to the Premises electricity for lighting and for office equipment capable of operating from the circuits available and standard to the Building. The Landlord shall also replace, maintain and repair as and when required all electric light bulbs, fluorescent tubes and ballasts initially supplied in the Premises and provide the necessary maintenance and repair of fluorescent and other Building Standard lighting fixtures located in the Premises.

        (b) The Tenant shall pay all charges for excess electricity and other excess utilities provided to the Premises. The charges for excess electricity and other excess utilities used in the Premises shall be determined by the Landlord or its agent using a reasonable method of calculation which has been communicated to the Tenant.

        (c) At the option of the Landlord, the Landlord shall have the right to install, at the Tenant's sole expense, separate meters as specified by the Landlord for measuring consumption of energy in the Premises.


6.5 Operation of Common Facilities:

Except as otherwise provided in this Article, the Landlord shall operate, maintain, clean, light, heat, ventilate and air-condition and supervise and regulate the Building Common Facilities and the Shared Common Facilities as a reasonably prudent owner would do having regard to the type and age of the Development.

All Building Common Facilities and Shared Common Facilities shall be subject at all times to the exclusive control and management of the Landlord. The Landlord shall be entitled to operate and police the same, to change the area and location thereof, to employ all personnel and to make all rules and regulations necessary for the proper operation and maintenance thereof, and to do such other acts with respect thereto as the Landlord, acting reasonably, shall determine to be advisable; provided, however, that the Tenant, unless deprived by reasons beyond the Landlord's control, shall have the use of such of the Building Common Facilities as are reasonably necessary for the use of the Premises.

6.6 Janitorial Services:

        (a) The Landlord shall provide to the Premises normal office cleaning services of a standard (both as to extent and frequency) as a reasonably prudent owner would do having regard to the type and age of the Development, the cost of which is to form a part of Operating Costs. Such services shall include, but not be limited to, causing periodically as may be appropriate or necessary in keeping with such standard the floors of the Premises to be swept, the interior surface of the exterior windows of the Premises to be cleaned, the desks, tables, other furniture and venetian blinds, if any, in the Premises to be dusted and any broadloom in the Premises to be vacuumed. Cleaning in the Premises in addition to the foregoing standard (such as, for example, the washing of carpets and the dry-cleaning of drapes) shall be the responsibility of the Tenant, although the Landlord shall have the right to elect to provide such additional cleaning at the Tenant's expense, as provided in subsection (c).

        (b) The Tenant acknowledges that the Landlord will be relieved from its cleaning obligation as provided in subsection (a) in respect of any part of the Premises to which access is not granted to the person or persons retained to perform such work.

        (c) If the Tenant desires any janitor or cleaning services for the Premises in addition to those contemplated by subsection (a) and if the Landlord from time to time elects, acting reasonably, to provide exclusively (either directly or through agents or contractors designated by it) such additional services or if the Landlord supervises the moving of furniture or equipment of the Tenant or the making of deliveries to or from the Premises, such additional services referred to in this subsection shall be treated as Additional Services and all reasonable Additional Service Costs shall be paid by the Tenant to the Landlord forthwith after demand.

        (d) The Tenant acknowledges that the Landlord shall not be responsible for any omission or act of commission on the part of the person or persons employed or retained to perform the cleaning services referred to in this section or for any loss thereby sustained by the Tenant, the Tenant's employees, agents, invitees or others.

6.7 Security Services:


        (a) The Landlord may provide security services for the Building so as to use best efforts to ensure that access to the Building during other than Business Hours shall be restricted to those persons entitled to be allowed entry to the Building, provided they comply with the requirements established by the Landlord.

        (b) The Tenant acknowledges that the Landlord shall not be responsible for any omission or act of commission on the part of any person employed or retained to provide security service pursuant to this section or for any loss thereby sustained by the Tenant, the Tenant's employees, agents, invitees or others.


6.8 Interruption in Services:

The Landlord has the right to stop the use of any facilities and the supply of any services when necessary by reason of accident or during the making of repairs, replacements, alterations or improvements, in the judgment of the Landlord necessary or desirable to be made, until the repairs, replacements, alterations or improvements have been completed to the satisfaction of the Landlord provided that all reasonable steps shall be taken to minimize any interference with the Tenant's use and enjoyment of the Premises, both as to the extent and duration of such interference. The Landlord shall have no responsibility or liability for failure to operate any facilities or supply any services when the use of the facility is stopped as aforesaid or when the Landlord is prevented from using the facility or supplying the service by strike, or by orders or regulations of any governmental authority or agency or by failure of the electric current, gas, steam or water supply necessary to the operation of any facility or by the failure to obtain such a supply or by any other cause beyond the Landlord's reasonable control.

6.9 Energy Conservation:

The Tenant shall comply with any measures the Landlord or any governmental authority may from time to time introduce to conserve or to reduce consumption of energy or to reduce or control other Operating Costs or pay as Additional Rent the cost, to be estimated by the Landlord acting reasonably, of the additional energy consumed by reason of such non-compliance. The Tenant shall also convert to whatever system or units of measurement of energy consumption in the Premises that the Landlord may from time to time adopt.


6.10 Pest Control by Tenant:

The Tenant agrees to institute and carry out and maintain, at its own expense, such pest control measures in the Premises as the Landlord reasonably requires. Upon notice from the Landlord, such pest control measures in the Premises shall be carried out by the Landlord at the Tenant's expense.


ARTICLE 7    USE AND OCCUPANCY OF PREMISES


7.1 Use of Premises:

The Tenant shall use the Premises solely for the business office purpose being carried on at the commencement of the Term, namely: * (*General Business Office) Tenant shall not use or permit the Premises to be used for any other purpose.

Without limiting the generality of the foregoing, the Tenant shall not use or permit the Premises to be used such that the number of persons entering the Premises is likely to exceed that of ordinary business offices.


7.2 Waste and Nuisance:

The Tenant shall not carry on any business or do or suffer any act or thing which may constitute or result in a nuisance to the Landlord or to other tenants of the Development, or do or suffer any waste or damage to the Premises or the Development.


7.3 No Overloading of Premises or Common Use Equipment:

The Tenant shall not permit or allow any overloading of the floors of the Premises or the bringing into any part of the Premises of any articles or fixtures that by reason of their weight or size might damage or endanger the structure of the Premises or the Building. The Tenant shall not permit or allow anything that might result in any overloading of or damage to any of the Common Use Equipment.

7.4 Insurance Cancellation or Increase:

The Tenant shall not do or omit to do or permit to be done or omitted to be done in the Premises anything which would cause any policy of insurance on the Project or the Development to be subject to cancellation or non-renewal or which would cause an increase in the cost of any insurance which the Landlord is obligated by this Lease to maintain. Upon any default by the Tenant which would result in cancellation or non-renewal or an increased cost which the Tenant does not pay, the Landlord may, at its option, terminate this Lease on 10 days= notice to the Tenant. Without limiting the foregoing, the Tenant shall pay to the Landlord, forthwith upon demand, the amount of any such increase in cost.

If any insurance policy is cancelled or threatened by the insurer to be cancelled or the coverage thereunder is altered in any way because of the use or occupation of the Premises by the Tenant or by any person for whom the Tenant is in law responsible, and if the Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation or alteration in coverage within 48 hours (or such lesser period as the Landlord acting reasonably may determine, having regard to the urgency of the situation) after notice to ~he Tenant of such cancellation or proposed cancellation or alteration, the Landlord may, (but shall not be obligated to), without further notice or any liability to the Tenant or any other occupant of the Premises, enter the Premises arid attempt to remedy such condition or obtain or attempt to obtain insurance coverage in replacement of the coverage cancelled, threatened to be cancelled or altered in coverage; and the Tenant shall pay to the Landlord, forthwith upon demand, the costs associated therewith.


7.5 Observance of Law by Tenant:

The Tenant shall, at its expense, promptly comply with and conform to the requirements of every applicable statute, law, by-law, regulation, ordinance and order at any time or from time to time in force during the Term affecting the Tenant's use of the Premises or any part thereof and/or the business carried on therein and/or the Leasehold Improvements, trade fixtures, furniture, machinery, equipment and other facilities located in the Premises and/or any other part of the Development affected by the Tenant's actions in the Premises.


7.6 Rules and Regulations:

The Tenant shall observe and perform, and shall cause its employees, agents, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform the Rules and Regulations attached hereto as Schedule C and such other rules and regulations or amendments as may be made from time to time by the Landlord acting reasonably and of which notice has been given by the Landlord to the Tenant.

The Tenant acknowledges that the Rules and Regulations, as from time to time amended or replaced, are not necessarily of uniform application but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises, and the imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them.

In any conflict between a provision of this Lease and any of the Rules and Regulations, the provision of this Lease shall govern.

7.7 Signs:

The Tenant shall not erect any sign or advertising material or inscribe anything upon any part of the exterior of the Building, or upon the exterior or interior surfaces of any exterior window or door to the Premises or upon the exterior of any demising walls, or upon any Common Facilities of the Building, except the usual tenant identification on the directory board as designated by the Landlord and except for a sign on the door leading to the Premises which sign shall be consented to by the Landlord, acting reasonably and all of which are in accordance with the Building Standard. All such signage shall be installed by the Landlord at the Tenant's expenses.

7.8 Name of Development/Project:

The Tenant shall, in referring to the Development or the Project, use only the name AConstitution Square@ or such other name as is designated from time to time by the Landlord and of which notice has been given by the Landlord to the Tenant.

ARTICLE 8    ALTERATIONS

8.1 Alterations by Tenant:

        (a) The Tenant shall not, without the prior consent of the Landlord, make, erect, alter or install any Leasehold Improvements or other alterations or installations to the Premises (the AWork@).

        (b) If the Tenant wishes to have any Work done in the Premises, the Tenant shall apply for the Landlord's consent and furnish such plans, specifications and designs as shall be necessary to fully describe the Work. The Landlord's consent thereto shall not be unreasonably withheld or delayed; provided that, without limitation, any refusal to grant consent based on grounds that such Work is not in compliance with the Building Standard or that the Tenant has not posted security with the Landlord shall be conclusively deemed not to be an unreasonable withholding of consent.

        (c) Subject to the Landlord's consent having been obtained and the Landlord's reasonable requirements (including the posting of reasonable security, if requested) being met, the Landlord recognizes the right of the Tenant to install such interior partitions and other Leasehold Improvements as are necessary or appropriate to its use and occupancy of the Premises.

        (d) Any Work shall, if the Landlord so elects, be performed by the Landlord or by contractors who have been designated by the Landlord and who have contracted directly with the Tenant and agreed to carry out such Work in a good and workmanlike manner and at a cost to the Tenant equal to the Landlord's or contractor=s cost plus 10% for supervision and 10% for profit. In the absence of any such election by the Landlord, such Work may be performed by contractors retained by the Tenant pursuant to written contracts which have been approved by the Landlord (such approval not to be unreasonably withheld) and are subject to all reasonable conditions which the Landlord imposes. In either event, the Landlord shall have the right to inspect such Work and require any Work not being properly done to be corrected, and to approve on a reasonable basis (which may include considerations involving trade union affiliations or the lack of them and work jurisdiction, where in the opinion of the Landlord there is a risk of labour disputes which might adversely affect the Landlord) the contractors, tradesmen or the Tenant's own employees (as the case may be) employed by the Tenant in connection therewith.

        (e) The Tenant shall pay to the Landlord, within 10 days after the receipt of the Landlord's invoice, the Landlord's reasonable out-of-pocket costs incurred in examining and approving the Tenant's plans, specifications and designs and in inspecting the Work and any additional expenses actually incurred by the Landlord in connection with such Work together with a coordination and supervision fee equal to 10% of the total cost to the Tenant of such Work.

        (f) On each anniversary of the first day of the Term, the Tenant shall provide to the Landlord a complete set of up-to-date drawings of the Premises including without limitation all electrical, mechanical and architectural drawings.


8.2 Air-Balancing:

The Tenant agrees that it will, at the commencement of the Term and periodically throughout the Term including, without limitation, whenever any alterations are made to the Premises, balance the air movement in the Premises at the Tenant's expense and for this purpose use the air-balancer designated by the Landlord.


8.3 No Financing by Tenant of Leasehold Improvements:

The Tenant shall not create any lien, mortgage, charge, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or, without the consent of the Landlord, with respect to its trade fixtures; nor shall the Tenant take any action as a consequence of which any such prohibited lien, mortgage, charge, conditional sale agreement or other encumbrance would attach to the Premises or to the Development.


8.4 Liens:

        (a) In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations or alterations made by or for the Tenant in the Premises, the Tenant shall comply with every applicable statute, law, by-law, regulation, ordinance and order affecting the same and affecting the Development as a result of the actions of the Tenant including, without limitation, the Construction Lien Act of Ontario, and any other statutes from time to time applicable thereto (including any provision requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto.

        (b) Whenever any construction or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any prohibited mortgage, charge, conditional sale agreement or other encumbrance shall attach, the Tenant shall within five days after receipt of notice thereof procure and register the discharge thereof, including any certificate of action registered in respect of any lien, by payment or in such other manner as may be required or permitted by law, and failing which the Landlord may make any payments required to procure and register the discharge of any such liens or encumbrances, including any certificate of action registered in respect of any lien, and shall be entitled to be reimbursed by the Tenant as provided in section 15.3, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence.

        (c) The Landlord and the Tenant agree that any Work done in the Premises during the Term by or on behalf of the Tenant shall not be done and shall be deemed not to have been done at the request of the Landlord. If any contractor with respect to any Work gives notice to the Landlord pursuant to section 19 of the Construction Lien Act of Ontario, the Landlord shall have the right to refuse to assume responsibility.


8.5 Alterations by Landlord:

The Landlord may from time to time at its own expense make alterations to the Project or any part thereof including the Premises and alterations to or relocations of the Common Facilities provided that:

        (a) the Premises shall not be altered or interfered with in any material way;

        (b) access and services to or benefiting the Premises shall not be reduced or interrupted (except to the extent which is temporary, reasonable and unavoidable during the making of repairs or renovations); and

        (c) any alteration shall be such that a reasonably prudent owner of the Project would make having regard to the type and age of the Project.


ARTICLE 9    REPAIRS


9.1 Landlord's Repairs:

Subject to section 9.5 and except as provided in section 9.2, the Landlord shall repair and maintain and may, if it so chooses, replace:

        (a) the Building including all the external and structural parts of the Building but excluding any parts thereof which comprise the whole or a part of the Premises or premises leased to others;

        (b) Insured Damage; and

        (c) the Common Facilities;

all reasonable dispatch and in a good and workmanlike manner, and so as to keep the same in good condition and repair.


9.2 Tenant's Repairs:

Subject to section 9.5, the Tenant shall, at its expense and throughout the Term, keep the Premises and the Leasehold Improvements and trade fixtures therein and all electrical and telephone outlets and conduits and all mechanical and electrical equipment within the Premises in good condition and repair, Insured Damage and repairs which the Landlord is otherwise obliged to repair only excepted. The Tenant shall also reimburse the Landlord for the cost of making good any damage to the Development caused by the Tenant. All repairs by the Tenant shall be subject to section 8.1.

9.3 Entry by Landlord to View State of Repair:

The Landlord shall be entitled to enter and view the state of repair of the Premises. The Tenant will repair, according to notice, as specified in section 9.2.


9.4 Notice of Defects:

The Tenant shall give to the Landlord prompt notice of any defect in the plumbing or utility systems and equipment or any damage to the Premises or any part thereof howsoever caused; provided that nothing herein shall be construed so as to require repairs to be made by the Landlord except as expressly provided in this Lease.


9.5 Termination or Abatement after Damage:

        (a) If and whenever the Premises are destroyed or damaged by any cause to the extent that, in the Landlord's reasonable opinion to be given in writing to the Tenant within 60 days after the occurrence of such damage or destruction, they are unable to be repaired or rebuilt within 180 days after such destruction or damage, then either the Landlord or the Tenant may terminate this Lease by notice to the other, to be given within 30 days after the giving of the Landlord's written opinion above referred to, and the Tenant shall immediately thereupon surrender the Premises and this Lease to the Landlord and Rent shall be apportioned to the date of such destruction or damage (subject to the payment of Rent from the date of such destruction or damage to the date of surrender in the same proportion that the part of the occupiable area of the Premises fit for occupancy by the Tenant until such surrender is to the total occupiable area of the Premises).

        (b) If and whenever all or any portion of the Building is destroyed or damaged by reason of any cause (whether or not such portion includes all or any part of the Premises) to such extent that:

            (i) in the Landlord's reasonable opinion to be given to the Tenant in writing within 60 days after the occurrence of such damage or destruction, it is unable to be repaired or rebuilt within 180 days after such destruction or damage; or

            (ii) the estimated cost (as estimated by the Landlord) of repairing or rebuilding the Building exceeds the proceeds of insurance available to the Landlord for such purpose (or which would have been available if the Landlord had insured in compliance with section 10.1);

the Landlord may terminate this Lease upon not less than 30 days' prior written notice to the Tenant, given within 60 days after the happening of such destruction or damage, and the Tenant shall immediately thereupon surrender the Premises and this Lease to the Landlord; and

            (iii) if and to the extent that such destruction or damage has rendered the Premises in whole or in part unfit for occupancy by the Tenant, Rent shall abate from the date of such destruction or damage to the date of surrender in the same proportion that the part of the occupiable area of the Premises unfit for occupancy is to the total occupiable area of the Premises; and

            (iv)   otherwise Rent shall be apportioned to the date of surrender.

        (c) If and whenever the Premises are destroyed or damaged by reason of any cause and this Lease shall not have been terminated, the Landlord shall, with all reasonable diligence, make the repairs specified in section 9.1 and the Tenant shall, with all reasonable diligence and in compliance with section 8.1, make all repairs to the Premises specified in section 9.2 and complete the Premises for occupancy for the purpose described in section 7.1 and in compliance with subsection 7.5(b). If as a result of any destruction or damage to the Premises which the Landlord is obligated to repair pursuant to section 9.1, and which is not the fault of the Tenant or those for whom it is in law responsible and which does not consist of merely a temporary interruption of or interference with any utility, service or access, the Premises are rendered in whole or in part unfit for occupancy by the Tenant, then during the period commencing on the occurrence of such destruction or damage and ending upon the earlier of:

            (i) the date when both the repairs to the Premises which the Landlord is obligated to make as aforesaid are completed sufficiently to enable the Tenant to commence its repairs, and the Tenant has been allowed a reasonable period of time which is sufficient for the completion by it of the repairs it is obligated to make as aforesaid with due diligence; and

            (ii) the date upon which no insurance proceeds are available to the Landlord under its loss of rental income insurance coverage in respect of the Premises (other than by reason of the Landlord not carrying the insurance as set out in section 10.1);

Rent shall from time to time abate in the same proportion that the part of the occupiable area of the Premises from time to time rendered unfit for such occupancy by reason of such destruction or damage is to the total occupiable area of the Premises.


9.6 No claim by Tenant:

Except in respect of abatement of Rent as provided for in this Article, no claim for compensation or damages, direct or indirect shall be made by the Tenant by reason of the loss of use, inconvenience or otherwise arising from the necessity of repairing any portion of the Development however the necessity may arise so long as any such repair to be carried out by the Landlord is carried out with reasonable diligence.


9.7 Tenant to Leave Premises in Good Repair:

The Tenant shall leave the Premises and (subject to section 3.5) the Leasehold Improvements, at the expiration or other termination of the Term, in the condition and repair required of the Tenant under section 9.2.


9.8 No Hazardous Substances:

The Tenant agrees not to install or use in the Premises any hazardous substances including, without limitation, asbestos, PCBs or propane.

ARTICLE 10   INSURANCE AND LIABILITY


10.1 Landlord's Insurance:

Subject to its general availability, the Landlord shall effect and maintain during the Term:

        (a) "all risks" property insurance which shall insure the Development (other than any Leasehold Improvements) on a full replacement cost basis against loss or damage by perils now or hereafter from time to time embraced by or defined in a standard all risks insurance policy;

        (b) boiler and machinery insurance on objects defined in a standard comprehensive boiler and machinery policy against accidents as defined therein;

        (c) loss of rental income insurance in an amount sufficient to replace all Basic Rent and Additional Rent payable under the provisions of this Lease for an indemnity period determined by the Landlord;

        (d) comprehensive general liability insurance covering claims for personal injury and property damage arising out of all operations in connection with the management and administration of the Development; and

        (e) such other coverage, or increases in the amount of coverage, as the Landlord may consider necessary.

For greater certainty, the Tenant acknowledges that the Landlord is not obligated to insure Leasehold Improvements in the Premises. The insurance to be maintained by the Landlord shall be that which would be carried by reasonably prudent owners of properties similar to the Development, all as from time to time determined by insurance advisers selected by the Landlord, and whose opinion shall be conclusive. In the alternative, the Landlord shall have the option of self-insuring.

Notwithstanding the above, the Tenant acknowledges that the Tenant shall remain responsible for its negligence and the negligence of all persons for whom it is at law responsible and that no insurable interest is conferred upon the Tenant under any of the Landlord's insurance policies and that the Tenant shall have no right to recover any proceeds thereunder or claim any right or title to such proceeds.

10.2 Tenant's Insurance:

The Tenant shall, at its own expense, take out and keep in force during the Term and such other times as the Tenant is in occupation or possession of the Premises or any part thereof:

        (a) comprehensive insurance of the type commonly called general public liability, which shall include coverage for personal injury, broad blanket contractual liability, employer's liability, owner's protective liability, all risks Tenant's legal liability, non-owned automobile liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on in the Premises and the Tenant's use and occupancy of the Premises and its use of the Common Facilities or of any other part of the Building, with coverage for any one occurrence or claim of not less than $5,000,000 or such other amount as the Landlord may from time to time reasonably require upon not less than 30 days' notice at any time during the Term, which insurance shall contain a severability of interest clause and a cross-liability clause;

        (b) "all-risks" property insurance covering the Leasehold Improvements and other items excluded from the definition of Leasehold Improvements, trade fixtures, and the furniture and equipment in the Premises on a full replacement basis, with an agreed amount co-insurance clause and by-law endorsement and which insurance shall provide that any proceeds recoverable with respect to Leasehold Improvements shall be payable to the Landlord (but the Landlord agrees to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated pursuant to any other provisions hereof); and

        (c) insurance against such other perils and in such amounts as the Landlord or any mortgagee of the Landlord or the Tenant may from time to time reasonably require upon not less than 60 days' notice, such requirement to be made on the basis that the required insurance is customary at the time in the City of Ottawa for tenants of buildings similar to the Building.


10.3 Form of Tenant's Insurance:

All insurance required to be maintained by the Tenant hereunder shall be on terms and with insurers to which the Landlord has no reasonable objection. Each policy shall (a) contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against the Landlord or the directors, officers, agents or employees of the Landlord, (b) name the Landlord and its directors, officers, agents and employees as additional insureds, (c) be primary, noncontributory with and not excess of any insurance available to the Landlord and (d) contain an undertaking by the insurer that no material change adverse to the Landlord or the Tenant will be made and the policy will not lapse or be cancelled or not be renewed, except after not less than 30 days' prior written notice by registered mail to the Landlord of the intended change, lapse, cancellation or non-renewal. The Tenant shall furnish to the Landlord certified copies of the policies of insurance from time to time effected by the Tenant -and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Tenant's Leasehold Improvements and other items excluded from the definition of Leasehold Improvements, trade fixtures, furniture and equipment. If the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under section 10.2. If the Tenant fails to take out, renew or keep in force such insurance, or if the policies submitted to the Landlord pursuant to the preceding sentence are unacceptable to the Landlord (or no such policies are submitted within a reasonable period after request therefor by the Landlord), then the Landlord may give to the Tenant notice requiring compliance with this section and specifying the respects in which the Tenant is not then in compliance with this section. If the Tenant does not, within 72 hours (or such lesser period as the Landlord may reasonably require having regard to the urgency of the situation), provide appropriate evidence of compliance with this section, the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other costs incurred by the Landlord forthwith upon demand.


10.4 Release of Landlord by Tenant:

The Tenant agrees that neither the Landlord nor its directors, officers, agents, employees or any others for whom the Landlord is at law responsible shall be liable to any extent for any personal injury or death of, or loss or damage to any property belonging to the Tenant or its employees, invitees or licensees or any other person in, on or about the Development unless resulting from the actual gross negligence of the Landlord (but only to the extent of such actual gross negligence). Notwithstanding the foregoing, in no event shall the Landlord or its directors, officers, agents, employees or any others for whom the Landlord is at law responsible be liable for (and the Tenant hereby releases the Landlord and its directors, officers, agents, employees and any others for whom the Landlord is at law responsible from):

        (a) any damage which is caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Development or from the pipes or plumbing works, including the sprinkler system, thereof, or from any other place or quarter, or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads, or for any damage caused by anything done or omitted by any other tenant;

        (b) any act or omission (including theft, malfeasance or negligence) on the part of any. agent, contractor or person from time to time employed by it to perform janitorial services, security services, supervision or any other work in or about the Premises or the Development;

        (c) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant; or

        (d) loss or damage for which the Tenant does or is required to carry insurance.


10.5 Indemnity of Landlord by Tenant:

The Tenant shall indemnify and save harmless the Landlord and its directors, officers, agents and employees against and from any and all expenses, costs, damages, suits, actions or liabilities arising or growing out of any default by the Tenant hereunder, and from all claims and demands of every kind and nature made by any person or persons to or against the Landlord and/or its directors, officers, agents and employees, for all and every manner of costs, damages or expenses incurred by or injury or damage to such person or persons or his, her or their property, which claims or demands may arise howsoever out of the use and occupation of the Premises by the Tenant or any subtenant or occupant authorized by the Tenant or by any assignee or sublessee thereof or any of the above-mentioned or his, her or their servants, agents, assistants, employees, invitees or other persons entering into the Building to go to the Premises or any part thereof, and from all costs, counsel fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon.


ARTICLE 11   ASSIGNMENTS, ETC. BY TENANT AND TRANSFERS ETC. BY LANDLORD


11.1 Assignments, Subleases, Charges by Tenant:

        (a) The Tenant shall not assign this Lease or sublet all or any part of the Premises or in any way charge, encumber or pledge this Lease or its interest therein without the consent of the Landlord which shall not be unreasonably withheld. Without limiting the foregoing, it shall institute reasonable grounds for any withholding of consent by the Landlord that, in the Landlord's opinion, (i) the proposed assignee or subtenant does not have a satisfactory financial condition having regard to the obligations which it will assume as assignee or subtenant, or
        (ii) the proposed assignee or subtenant is a tenant or subtenant of other space in the Project or (iii) the proposed assignee or subtenant does not have an established good reputation in the business community, or (iv) the proposed assignee or subtenant is a Consulate, Embassy, Trade Commission or other representative of a foreign government, or (v) where the Premises are intended to be used as medical, dental, government or quasi government offices, or (vi) it is reasonably anticipated by the Landlord that the number of persons visiting the Premises will substantially increase as a result of the proposed assignment or subletting, or (vii) it is intended or likely that it will use any part of the Premises for purposes which are not permitted by this Lease or which are not acceptable to the Landlord, acting reasonably, or which are not compatible with the other businesses or activities which are being carried on in the Development or which contravene any restriction on use in the Building or (viii) where the return to the Tenant on any proposed assignment or subletting is greater than the amounts payable by the Tenant hereunder and the Tenant has not agreed to pay such excess to the Landlord. The Landlord shall be entitled to withhold consent to assign or sublet arbitrarily where it exercises its right to termination pursuant to section 11.2.

        (b) Without limitation, the Tenant shall be deemed to have assigned or sublet in any case where it permits the Premises or any portion thereof to be occupied by a person or persons other than the Tenant, its employees and others engaged in carrying on the business of the Tenant, whether pursuant to assignment, subletting, license or other right, and shall also include any case where any of the foregoing occurs by operation of law and, so often as same shall occur, the Tenant shall give notice to the Landlord and the provisions of this section and section 11.2 shall apply, mutatis mutandis.

        (c) If the Tenant (or any permitted assignee thereof) is a corporation, then the Tenant shall be deemed to have assigned or sublet in any case where such number of shares of such corporation or of any parent or affiliate of such corporation are issued or transferred, whether by operation of law or otherwise, so as to result in a change in the effective control of such corporation then, and so often as such a change of control shall occur, the Tenant shall give notice to the Landlord and the provisions of this section and section 11.2 shall apply, mutatis mutandis.

        (d) The Landlord shall also have the right of approval prior to any marketing of space by the Tenant, including prior approval of all advertising. Without limitation, such marketing shall not state or refer rental rates.

        (e) If the Landlords consent is given, the Tenant shall assign or sublet, as the case may be, but only upon the terms set out in the offer submitted to the Landlord pursuant to section 11.2 and not otherwise. Such assignment or subletting shall occur within 90 days after the Tenant's request for consent and only upon any assignee or subtenant entering into an agreement directly with the Landlord and in a form satisfactory to the Landlord acting reasonably to perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including payment of Rent.

        (f) The Tenant shall have the right to assign or sublet to a corporation affiliated (as that term is defined in the Ontario Business Corporations
        Act) with the Tenant without the consent of the Landlord (and the provisions of subsection 11.2(b) shall not apply), provided that the Tenant has first given notice to the Landlord and further provided that the Tenant and its affiliate have first entered into an agreement directly with the Landlord in a form satisfactory to the Landlord acting reasonably, whereby the affiliate agrees to perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including payment of Rent and whereby the Tenant and the affiliate agree to remain affiliated to one another, a breach of which agreement would constitute a breach of this Lease.

        (g) All reasonable costs of the Landlord incurred with respect to this section shall be paid by the Tenant forthwith after demand.

11.2 Landlord's Rights of Cancellation:

        (a) The Tenant shall not assign this Lease or sublet the whole or any part of the Premises unless:

            (i) it shall have received or procured a bona fide written offer therefor to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach, any provisions of this Lease if this section is complied with and which the Tenant has determined to accept subject to this section being complied with, and

            (ii) it shall have requested and obtained the consent in writing of the Landlord thereto.

Any request for such consent shall be in writing and accompanied by a true copy of such offer, and the Tenant shall furnish to the Landlord all information available to the Tenant or any additional information requested by the Landlord, as to the responsibility, reputation, financial standing and business of the proposed assignee or sublessee.

        (b) Within 15 days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder (and if no such information has been requested, within 15 days after receipt of such request for consent), the Landlord shall have the right upon notice to the Tenant, if the request is to assign this Lease or sublet the whole of the Premises, to terminate this Lease or, if the request is to sublet a part of the Premises only, to delete from the Lease such part of the Premises as are requested to be sublet, in each case as of a date of the proposed assigning or subletting, as the case may be. In such event, the Tenant shall surrender the whole or part, as the case may be, of the Premises in accordance with such notice and Rent shall be apportioned and paid to the date of surrender and, if a part only of the Premises is surrendered, Rent shall thereafter be recalculated. If the Landlord shall not exercise the foregoing right of termination or deletion, then the provisions of section 11.1 shall apply.


11.3 Continuing Obligations of Tenant:

        (a) No assignment or subletting shall release or relieve the Tenant from any of its obligations hereunder.

        (b) No consent by the Landlord to any assignment or subletting shall be construed to mean that the Landlord has consented or will consent to any further assignment or subletting which shall remain subject to the provisions of this Article.


11.4 Dealings by Landlord:

The Landlord may sell, transfer, charge, encumber or otherwise deal with the Project or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and without restriction. To the extent that any purchaser or transferee from the Landlord has become bound by the covenants and obligations of the Landlord under this Lease, the Landlord shall, without further written agreement, be freed and relieved of liability with respect to such covenants and obligations.


11.5 Subordination and Attornment:

The Tenant acknowledges that this Lease is, at the option of any mortgagee or chargee, subject and subordinate to any and all ground leases, mortgages or charges (including deeds of trust and mortgage securing bonds, all indentures supplemental thereto or any other instruments of financing, refinancing or collateral financing) which may now or hereafter affect the Project, or any part thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly any certificate or instrument in confirmation of such subordination and will, if requested, attorn to such mortgagee or chargee and the Tenant hereby constitutes the Landlord its agent and attorney for the purpose of executing any such certificate or instrument.


ARTICLE 12   ESTOPPEL CERTIFICATES, REGISTRATION


12.1 Estoppel Certificates:

Each of the Landlord and the Tenant agrees that it will at any time and from time to time upon not less than ten days' notice, execute and deliver to the other (and, if required, to any prospective purchaser or mortgagee of the

Development) a certificate in writing as to the status at that time of this Lease, including as to whether this Lease is unmodified and in full force and effect (or, if modified, stating the modification and that the same is in full force and effect as modified), the amount of the Rent then being paid hereunder, the dates on which the same, by instalments or otherwise, and other charges hereunder, have been paid, whether or not there is any existing default on the part of the other of which it has notice, and any other matters pertaining to this Lease as to which the other shall request a statement.

If any such certificate requested by the Landlord is not returned to the Landlord within ten days after its request therefor, the Landlord shall have the right and is hereby appointed by the Tenant as its agent and attorney to prepare and execute such certificate.


12.2 Registration on Title:

The Tenant shall not register this Lease in full on the title to the Development or the Project. If the Tenant wishes to register a notice of this Lease or, if required, a short form thereof, on title to the Development, the Tenant may do so provided that the Landlord has first approved such notice and the Tenant has reimbursed the Landlord for the Landlord's costs (including legal costs) of same.

In the event of any conflict between the terms of this Lease and the terms of such notice or short form, the terms of this Lease shall prevail.

The Tenant agrees that it will, at its sole expense, discharge and withdraw from title any such registration within 30 days after the expiration or sooner termination of this Lease. If such registration is not discharged and withdrawn during the aforesaid time, the Landlord shall have the right and is hereby appointed by the Tenant as its agent and attorney to prepare, execute and register such documentation as is required to discharge and withdraw any such registration.


ARTICLE 13   UNAVOIDABLE DELAYS


13.1 Unavoidable Delays:

Whenever and to the extent that either the Landlord or the Tenant is unable to fulfill, or is delayed or restricted in the fulfillment of, any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs, by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill such obligation, or by reason of any statute, law, by-law or order-in-council or any regulation or order passed or made pursuant thereto, or by reason of the order or direction of any legislative, administrative or judicial body, controller or board, or any governmental department or any governmental officer or other authority having jurisdiction, or by reason of its inability to procure any licence or permit required therefor, or by reason of not being able to obtain any permission or authority required therefor, or by reason of any strikes, lockouts, slow-downs or other combined action of workmen, or shortages of material, or any other cause beyond its control, other than any insolvency, lack of funds or other financial cause of delay, the Landlord or the Tenant, as the case may be, shall be relieved from the fulfillment of such obligation so long as such cause continues provided always that (except as may be expressly provided in this Lease) the Tenant shall not be entitled to any compensation for any inconvenience, or nuisance or discomfort thereby occasioned, or to cancel or terminate this Lease or to any abatement of Rent.

ARTICLE 14   LANDLORD'S ACCESS TO PREMISES


14.1 Inspection and Repair:

The Landlord and its authorized agents and employees shall have the right, at any time and from time to time, to enter the Premises for the purpose of inspection, providing janitor service, maintenance, making repairs, alterations or improvements to the Premises or the Project or to have access to utilities and services, and the Tenant shall provide free and unhampered access for such purpose and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby. The Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenants use and enjoyment of the Premises.


14.2 Right to Exhibit Premises:

The Landlord and its authorized agents and employees shall have the right to exhibit the Premises to prospective tenants at all reasonable hours during the last 18 months of the Term. The Landlord and its authorized agents and employees shall also have the right to enter upon the Premises at all reasonable hours during the Term for the purpose of exhibiting the Development to any prospective purchaser or mortgagee thereof.


ARTICLE 15   DEFAULT


15.1 Events of Default:

Each of the following shall be an event of default of the Tenant:

        (a) whenever the Tenant defaults in the payment of any Rent and such default continues for two Business Days after notice to the Tenant; or

        (b) whenever the Tenant defaults in the performance of any of its other obligations hereunder and such default can be remedied by the Tenant but is not remedied within a period next after notice and which period shall be:

            (i) if the default could reasonably be remedied within 30 days after notice and provided the Tenant has commenced to remedy such failure within 10 days after notice and proceeds thereafter diligently and continuously to remedy it, 30 days; and

            (ii) if the default could not reasonably be remedied within 30 days after notice and provided the Tenant has commenced to remedy such failure not later than ten days after notice and proceeds thereafter diligently and continuously to remedy it, that number of days after notice which would reasonably suffice for the remedying of such default if the Tenant had commenced to remedy such default within ten days after notice and proceeded thereafter diligently and continuously to remedy it; and

            (iii) in any case where the Tenant does not commence to remedy such default within ten days after notice, ten days; or

        (c) whenever the Tenant defaults in the performance of any of its other obligations hereunder and such default cannot be remedied by the Tenant; or

        (d) if the Tenant is adjudicated to be insolvent or makes an assignment for the benefit of creditors or in bankruptcy, or is declared bankrupt, or takes the benefit of any legislation that may be in force for bankrupt or insolvent debtors or if any proceedings are taken by or against the Tenant under any winding-up legislation, and such adjudication, assignment, declaration or proceedings are not set aside or revoked within 60 days after the making or taking of the same, or if the Tenant makes any sale of its assets under the Bulk Sales Act of Ontario, except to a successor in conjunction with a permitted assignment of this Lease; or

        (e) if the Premises or a substantial part thereof are abandoned or become vacant or not used or occupied while capable of use and occupancy, and remain so for a period of 15 days (which does not include temporary vacancy or non-use for a longer period when necessary to accommodate the carrying out of renovations in the Premises or a change in use of the Premises), or if the Premises are used by any other person or persons other than the Tenant or for any other purpose than that for which the same were let, in each case without the prior written consent of the Landlord.


15.2 Remedies by Landlord:

Upon any event of default of the Tenant, in addition to any remedy which the Landlord may have by this Lease or at law or in equity, the Landlord may, at its option:

        (a) provide, by notice to the Tenant, that the current month=s Rent and Rent for the next ensuing three months shall thereupon become immediately due and payable; and/or

        (b) terminate this Lease and re-enter and take possession of the Premises; and/or

        (c) enter the Premises as agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefor, and without being deemed to have terminated this Lease, and relet the Premises or any part thereof as the agent of the Tenant, and receive the rent therefor to be applied on account of the Rent; and/or

        (d) exercise its right of distress and the Tenant hereby waives any present or future limitation on the Landlord's right of distress; and/or

        (e) terminate this Lease and re-enter and take possession of the Premises and provide, by notice to the Tenant, for an immediate payment by the Tenant of an amount equal to the Present Value, as of the date of an event of default by the Tenant, of Rent due under this Lease from such date to the last day of the Term of this Lease. If any part of such Rent cannot be absolutely determined as of such date, the Landlord shall estimate same on a reasonable basis. After receipt by the Landlord of such payment and after the Landlord relets the Premises, the Landlord shall remit to the Tenant, as and when rent is received therefor, an amount equal to (i) the lesser of (1) the amount received by the Landlord for any period and (2) the amount that would have been payable by the Tenant under this Lease for the same period, less (ii) 10% of such sum in (i) as an administration fee to the Landlord; and/or

        (f) without terminating this Lease, demand immediate payment from the Tenant of an amount equal to the Present Value, as of the date of an event of default by the Tenant, of Rent due under this Lease from such date to the last day of the Term of the Lease. If any part of such Rent cannot be absolutely determined, as of such date, the Landlord shall estimate same on a reasonable basis. Upon payment of such amount by the Tenant to the Landlord, the Tenant shall be entitled to occupancy of the Premises for the remainder of the Term in accordance with this Lease; and/or

        (g) suspend the supply to the Premises of any benefit, service, utility or Additional Service furnished by the Landlord until the default is cured.

15.3 Additional Self-help Remedy of Landlord:

In addition to all other remedies the Landlord may have by this Lease, at law or in equity, if the Tenant does not perform any of its obligations hereunder, the Landlord, may at its option, perform any of such obligations, after five days= notice to the Tenant or in the event of an emergency without notice, and in such event the cost of performing any of such obligations plus an administrative charge of 15% of such cost shall be payable by the Tenant to the Landlord forthwith on demand together with interest at the Rate of Interest from the date of the performance of any of such obligations by the Landlord to the date of payment by the Tenant.


15.4 Legal Costs:

The Tenant hereby agrees to pay to the Landlord, within 5 days after demand, all legal fees, on a solicitor and his own client basis, incurred by the Landlord for the enforcement of any rights of the Landlord under this Lease or in the enforcement of any of the provisions of this Lease or in the obtaining of possession of the Premises or for the collection of any monies from the Tenant or for any advice with respect to any other matter related to this Lease.


15.5 Remedies Cumulative:

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease, or by statute, or at law or in equity, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord at law or in equity.


15.6 Non-Waiver:

Any condoning, excusing or overlooking by either the Landlord or the Tenant of any default by the other at any time or times in respect of any obligation of the other herein shall not operate as a waiver of the non-defaulting party=s rights hereunder in respect of such default or so as to defeat or affect in any way the rights of the non-defaulting party in respect of any such continuing or subsequent default by the defaulting party. No waiver shall be implied by anything done or omitted by a party. Any waiver of a particular default shall not operate as a waiver of any subsequent or continuing default.


ARTICLE 16   GENERAL PROVISIONS


16.1 Entire Agreement:

This Lease contains all of the terms and conditions of the agreement between the Landlord and the Tenant relating to the matters herein provided and supersedes all previous agreements or representations of any kind, written or spoken, made by anyone in reference thereto.

There shall be no amendment hereto unless in writing and signed by the party to be bound.

16.2 Schedules:

The Schedules to this Lease form a part of this Lease.


16.3 Planning Act:

This Lease is subject to compliance, if necessary, with the Planning Act of Ontario.


16.4 Survival of Obligations:

Any obligation of a party which is unfulfilled on the termination of this Lease shall survive until fulfilled.


16.5 Severability of Illegal Provisions:

If any provision of this Lease which has no direct financial impact is or becomes illegal or unenforceable, it shall during such period that it is illegal or unenforceable be considered separate and severable from the remaining provisions of this Lease which shall remain in force and be binding as though the said provision had never been included.


16.6 Governing Law:

This Lease shall be governed by the laws applicable in the Province of Ontario.


16.7 No Partnership:

Nothing contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.


16.8 Number, Gender, Joint and Several Liability:

The word "Tenant", the word "assignee" and the word "sublessee" and personal pronouns relating thereto and used in conjunction therewith shall be read and construed as "Tenant" or "Tenants", "assignee" or "assignees" and "sublessee" or "sublessees" respectively and "his", "her", "it", "its" and "their" as the number and gender of the party or parties referred to in each case require and the number of the verb agreeing therewith shall be considered as agreeing with the said word or pronoun so substtuted. If at any time there is more than one Tenant together or in succession, they shall be jointly and severally liable for all of the obligations of the Tenant hereunder.

16.9 Captions:

The captions for Articles and sections of this Lease are for convenience only and are not to be considered a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.


16.10 Time of Essence:

Time shall be of the essence of this Lease.


16.11 Landlord's Agent:

The Landlord may perform any of its obligations or exercise any of its rights hereunder through such agent as it may from time to time determine by notice to the Tenant and the Tenant shall, as from time to time directed by the Landlord, pay to any such agent any moneys payable hereunder to the Landlord.


16.12 Successors and Assigns:

Except as otherwise specifically provided, the covenants, terms and conditions contained in this Lease shall apply to and bind and enure to the benefit of the parties hereto and their respective successors and assigns.


16.13 Accounting Principles:

All calculations referred to herein shall be made in accordance with generally accepted accounting principles and practices applicable to the real estate development industry and applied on a consistent basis.


16.14 Other Leases in Building:

If the Tenant leases any other space in the Building pursuant to any other lease or leases, the following provisions shall apply:

        (a) any default under this Lease shall constitute a default under each of such other lease or leases and any default under each of such other lease or leases shall constitute a default under this Lease enabling the Landlord to exercise any of its remedies hereunder or thereunder; and

        (b) any right of renewal under one lease may only be exercised in conjunction with any similar right of renewal in any other lease.


16.15 Notices and Consents, etc.:

Except as otherwise specifically provided herein, any notice or consent (including any invoice, statement or request or other communication) herein required or permitted to be given by either party to the other shall be in writing and shall be delivered or sent by registered mail (except during a postal disruption or threatened postal disruption) or telegram or other electronic communication or other means of prepaid recorded communication to the applicable address set forth below:

        (a) in the case of the Landlord, to:

            c/o Canderel Management Services Ltd.
            Constitution Square
            Suite 200
            350 Albert Street
            Ottawa, Ontario
            K1R 1A4

            Attn: Vice-President fax: (613) 594-0112 with a copy to:

            Canderel Management Services Ltd.
            2000 Rue Peel
            Suite 900
            Montreal, Quebec

            H3A 2W5

            Attn: President

            fax: (514) 284-1054

        (b) in the case of the Tenant, to the Premises.

            fax: (613) ____________________

Any notice delivered shall be deemed to have been validly and effectively given on the day of such delivery provided same is a Business Day. Any notice sent by registered mail shall be deemed to have been validly and effectively given on the third Business Day following the date of mailing. Any notice sent by telegram or other electronic communication or other means of prepaid recorded communication shall be deemed to have been validly and effectively given on the Business Day next following the day on which it was sent and confirmation of transmittal is received.

Either party may from time to time by notice to the other change its address for service hereunder provided that such address shall be in the City of Ottawa or Montreal.


16.16 No Consent During Default:

It shall not be unreasonable for the Landlord to withhold its consent at any time when the Tenant is in default hereunder.

16.17 Further Assurances:

Each party agrees to make such further assurances as may be reasonably required from time to time by the other to more fully implement the true intent of this Lease.


16.18 Tenant's Notice to Vacate:

The Tenant shall give the Landlord not less than 12 months notice prior to the last day of the Term of this Lease or any renewal thereof of the Tenant's intention to vacate the Premises on or before such date, provided that if the Tenant does not give such notice, the Landlord shall have the right, at the Landlord's sole option, by giving notice to the Tenant not less than 60 days prior to such date, to extend this Lease for a further term of one year from such date on the same terms of this Lease as they exist on such date other than Basic Rent which shall be the Basic Rent payable during the year prior to such date plus 20% and except for any rights of the Tenant contained in Article 18, if any. If the Tenant gives the aforesaid notice or, if not, if the Landlord does not give the aforesaid notice, this Lease shall terminate on such date without notice or demand.


16.19 Landlord's Right to Relocate:

The Landlord shall have the right, at any time during the Term, to relocate the Premises to other premises (the "New Premises") in the Project on the same terms and conditions as are set out in this Lease provided that:

        (a) the Landlord shall first have given not less than 90 days notice to the Tenant;

        (b) the Landlord shall endeavour that the New Premises be of comparable size and quality to the Premises;

        (c) the Landlord shall pay the reasonable costs incurred by the Tenant for:

            (i)    its physical move;

            (ii)   the reconnection of existing communication lines; and

            (iii) the reordering of new printed material plates and the printing of an equal quantity and quality of printed material the Tenant has in stock as the time of the relocation;

        (d) if the Gross Rentable Area of the New Premises is not the same as the Gross Rentable Area of the Premises, the Basic Rent payable under this Lease shall be adjusted accordingly; and

        (e) upon such relocation, the Landlord and the Tenant shall execute a supplement to this Lease amending the definition of "Premises" and making any other necessary changes as aforesaid.

The exercise of the Landlord's right to relocate as aforesaid shall not entitle the Tenant to any claims against the Landlord.

16.20 Other Construction and Shared Common Facilities:

The Tenant acknowledges that the Building comprises one of a multi-phase development in the Project which includes other buildings and/or structures whether now constructed or to be hereafter constructed. The Tenant acknowledges and agrees that:

        (a) the Landlord has the right at any time and from time to time to construct one or more other buildings or structures within the Project and to make such modifications, alterations, additions or subtractions to the Building to accommodate the new construction including, without limitation, the blocking of light, the blocking up of windows, the elimination of views, the creation of easements or rights of way or other rights as may be necessary or desirable in connection with such new construction together with the usual noise and dust during the construction period;

        (b) no such construction or modifications, alterations, additions or subtractions shall be alleged or deemed as an eviction or disturbance of the Tenant's enjoyment of the Premises nor render the Landlord liable in damages to the Tenant nor entitle the Tenant to claim any diminution in Rent;

        (c) the Landlord shall have the right at any time and from time to time to modify, alter, add or subtract from the Common Facilities as the Landlord considers necessary or desirable including, without limitation, the sharing by certain of the tenants within the Project (as determined by the Landlord) of certain common areas and facilities within the Project such as, without limitation, parking areas, parking decks, underground parking garages, loading and shipping/receiving facilities, a plaza, an atrium, daycare facilities, a conference centre(s), conference rooms, security systems, central cafeteria, fitness, exercise or health facilities, passageways and other connections in which event the Landlord, acting reasonably, may adjust the Gross Rentable Area of the Premises;

        (d) the Landlord shall have the right, at any time and from time to time, to do what the Landlord, acting reasonably, determines to be necessary or desirable for the more efficient and proper operation and use of the Project;

        (e) where expenses are incurred or taxes are imposed which relate to the Development and also another part or parts of the Project or to shared facilities which are made available to some or all of the occupants of the Development and some or all of the occupants of one or more other part or parts of the Project, the Landlord, acting reasonably, shall have the right to allocate such expenses or taxes among the various parts of the Project and such expenses or taxes so allocated to the Development shall form part of Operating Expenses;

        (f) nothing herein contained shall be deemed to constitute any obligation on the part of the Landlord to proceed with any construction of or to provide any such common areas or facilities; and

        (g) the Tenant acknowledges that, since the Tenant is entitled to share the use of the conference centre(s) in the Project, the Gross Rentable Area of the Premises includes the Tenants share, as determined by the Landlord acting reasonably, of the area of such conference centre(s).


ARTICLE 17   ADDITIONAL PROVISIONS


17.1 Leasehold Allowance

The Landlord shall pay to the Tenant, as an inducement to the Tenant to enter into this Lease, an amount equal to $30.00 per square foot of Gross Rentable Area of the Initial Premises provided that all of the following have occurred:

        (a) the Tenant's right under this section is personal to the original Tenant and does not extend to any assignee or subtenant so that the right under this section terminates upon any assignment of this Lease or upon any subletting the whole of the Premises;

        (b) the Tenant is not in default under this Lease;

        (c) the Tenant has provided evidence satisfactory to the Landlord that the Tenant has completed all of the Tenant's Work in the Premises and all material and labour with respect to the Tenant's Work has been paid for in full and that all rights to liens which could arise in respect of the Tenant's Work have expired without any such liens having been registered against the title to the Development;

        (d) the Tenant has executed the Lease and delivered it to the Landlord;

        (e) the Commencement Date has occurred and the Tenant has occupied the Premises and opened for business; and

        (f) if the Landlord is performing any work for the Tenant in the Premises, all of such work has been paid for by the Tenant or the amount owing to the Landlord in respect of same has been offset against such inducement.

The Tenant agrees that, if the Landlord terminates the Term as a result of default by the Tenant, the Landlord shall be entitled to a rebate of an amount equal to the product obtained by multiplying such inducement by a fraction the denominator of which is the total number of months in the Term and the numerator of which is the number of months in the Term following such default.


17.2 License for Parking:

        (a) The Landlord grants to the Tenant the license to park two (2) automobiles (and, after December 31, 1997 two (2) additional automobiles) on an unreserved basis in the Parking Garage during the Term and, after December 31, 1997, one additional automobile on a reserved basis at the monthly rate per automobile as established from time to time by the Landlord or the operator of the Parking Garage. The initial monthly rate per automobile (unreserved) is $125.00 plus taxes.

        (b) The Tenant agrees to comply with the parking rules governing the use of the Parking Garage as may be established from time to time by the Landlord or the operator of the Parking Garage (the "Parking Rules") and of which notice has been given to the Tenant or of which notice has been posted in the Parking Garage.

        (c) The Tenant agrees to indemnify the Landlord and the operator of the Parking Garage against all liability, claims, damages or expenses due to or arising out of any act, omission or neglect by the Tenant or those for whom it is at law responsible in or about the Parking Garage or due to or arising out of any breach by the Tenant of the provisions of the Parking Rules.

        (d) Neither the Landlord nor the operator of the Parking Garage shall be liable for any loss, injury or damage caused to persons using the Parking Garage or to automobiles or their contents or any other property thereon, however caused, and the Tenant agrees that such vehicles, contents and property shall be in the Parking Garage at the sole risk of the Tenant and agrees to indemnify the Landlord and the operator of the Parking Garage against all claims, damages or expenses due to or arising out of the foregoing.

17.3 Tenant's First Right to Lease Extra Space:

The Tenant shall have the first right to lease the vacant space adjacent to the Premises (the "Extra Space") in the area shown cross-hatched on Schedule E attached hereto upon the following terms and conditions:

        (a) the Tenant's right under this section is personal to the original Tenant and does not extend to any assignee or subtenant so that the right under this section terminates upon any assignment of this Lease or upon any subletting of all or any part of the Premises;

        (b) the Tenant's right in this section is subject to prior rights granted from time to time by the Landlord with respect to the Extra Space;

        (c) the Tenant shall not have any right to lease the Extra Space if, at the time the Landlord would be obligated to give the Landlord's Notice to the Tenant as hereafter provided, the Tenant is in default hereunder or has been in default hereunder on a consistent basis;

        (d) if at any time during the Term (but not in any renewal), the Extra Space becomes or is about to become vacant and the provisions of subsections (a) and (b) are not in effect, the Landlord shall give notice to the Tenant (the "Landlord's Notice") setting forth the rental rate which the Landlord is prepared to accept for the extra Space (which rate shall be the then current rate for such space in the Building under similar lease terms), the occupancy date for the Extra Space, the length of the term of lease proposed for the Extra Space and other terms and conditions required by the Landlord. If the Tenant wishes to acquire the Extra Space, it shall give notice to the Landlord within 5 days following receipt of the Landlord's Notice. If the Tenant does not so give such notice, the Landlord shall be free to Lease the Extra Space at any time during the Term to any other party. Unless the Landlord otherwise agrees, the Tenant shall be obligated to acquire all and not less than all of the Extra Space. This right to acquire the Extra Space, if the Extra Space is presently vacant, shall not apply until the Extra Space has been leased out and again becomes vacant in the future; and

        (e) if the Tenant exercises its right to lease the Extra Space, the Landlord shall deliver the Extra Space to the Tenant on the date, at the rental rate and for the term and subject to any other terms and conditions specified in the Landlord's Notice and the Extra Space shall be added to this Lease and shall be subject to all the other terms hereof.

IN WITNESS WHEREOF the parties hereto have duly executed this Lease as of the date first above written.


LANDLORD

                                                 OMERS REALTY CORPORATION

                                                 Per: /s/ Paul D. Colangelo
                                                     ---------------------------
                                                 Name:  Paul D. Colangelo
                                                 Title: Executive Vice President


                                                 Per: /s/ John R. Morrison
                                                     ---------------------------
                                                 Name:  John R. Morrison
                                                 Title: Senior Vice President
                                                        Properties


                                      We have authority to bind the Corporation.


                                               TENANT


                                               DRAKE, BEAM, MORIN (OTTAWA), INC.


                                                 Per:
                                                 Name:  John Gerry Stanton
                                                 Title: President


                                                 Per:
                                                 Name:
                                                 Title:

                                      We have authority to bind the corporation.

SCHDULES


SCHEDULE A    Legal Description of Lands and Project


Lands

Part 1 - Development


360 Albert Street, Ottawa, being Phase I of Constitution Square


Part of Lots 18, 19, 20 and 21 on the south side of Albert Street and part of Lots 18, 19, 20 and 21 on the north side of Slater Street, all on Plan 3922, City of Ottawa, designated as Parts 1 and 3 on Plan 4R-4412 subject to an easement in favour of The Regional Municipality of Ottawa, Carleton as in 552200 over Part 3 on Plan 4R-4412.


Part II - Project

The block bounded by Albert Street, Kent Street, Slater Street and Lyon Street in the City of Ottawa which is legally described as:

Parcel 18-7, in the Register for Section 3922, Land Titles Division of Ottawa-Carleton No. 4.

SCHEDULE B    Definition of Operating Costs

1. Inclusions

"Operating Costs" mean the aggregate of (a) all of the Landlord's expenses, costs and charges which are incurred in respect of the operation, maintenance, repair, replacement, management, administration and supervision of the Development including the Building Common Facilities and (b) the Building Proportionate Share of all such costs with respect to each of the Shared Common Facilities which is shared by the Development. Such expenses, costs and charges include, without limitation or duplication:

   (a) the cost of providing the operation, maintenance, repair, replacement, management, administration and supervision including, without limitation, wages, salaries, placement fees and severance costs or other compensation for employees, agents or contractors of the Landlord performing services rendered in connection therewith and a building manager and other supervisory personnel, in each case whether on or off site, elevator operators, porters, cleaners and other janitorial staff, watchmen and other security personnel, carpenters, engineers and all other maintenance personnel;

   (b) the cost of repairs and maintenance and the cost of acquiring or renting supplies and equipment;

   (c) the annual amortization including interest on the unamortized amount, (on a straight-line basis over the useful life or such other period as reasonably determined by the Landlord) of the capital cost of any modifications, replacements or additions and/or the machinery and equipment where in the reasonable opinion of the Landlord such modifications, replacements or additions may reduce Operating Costs or result in energy savings or result in increased security, or any additional equipment or improvements required by legal requirements and not to remedy any construction inadequacy or non-compliance with legal requirements in effect at the time of constructions, or which in the Landlord's reasonable opinion are for the benefit or safety of users of the Development;

   (d) straight-line amortization including interest on the unamortized amount, based on manufacturers' recommended life of capitalized machinery and equipment;

   (e) premiums and other charges incurred by the Landlord with respect to insurance including, without limitation, fire and "All Risk" perils insurance, public liability and property damage insurance, boiler and machinery insurance, and loss of rental income insurance, elevator liability insurance, workmen's compensation insurance for the employees specified in subsection (a) above and other casualties against which the Landlord may reasonably insure provided that if the Landlord self insures the Landlord shall include a deemed amount equal to the amount that would have been included if the Landlord had placed insurance with a third party;

   (f) costs incurred in connection with inspection and servicing of elevators, electrical distribution and mechanical equipment and the costs of supplies and equipment used in connection therewith;

   (g) costs incurred for fuel or other energy for heating and air-conditioning and operating the heating and air-conditioning systems, for electricity, steam or other power required in connection with lighting, use and operation together with the costs of replacement, maintenance and repair of the electrical systems and lighting but excluding costs for power for lighting and office equipment that are charged directly by the Landlord to the Tenant as excess consumption costs pursuant to subsection 6.4(b) of this Lease;

   (h) the costs of water, sewer and service charges, garbage and waste removal and gardening, landscaping and snow removal;

   (i) unemployment insurance expenses, pension plan and any other payments payable in connection with the employment of any of the employees referred to in subsection (a) above;
                                      -B2-

   (j) sales and excise taxes on goods and services provided by the Landlord;

   (k) fees and expenses of accountants, lawyers and other professionals;

   (1) all costs and expenses (including legal and other professional fees) incurred in good faith in verifying the reasonableness of, or in contesting, resisting or appealing, assessments and levies for Taxes or taxes charged against the business of the Landlord;

   (m) costs of telephone, stationery, office supplies and other materials;

   (n) that part of Other Taxes attributable by the Landlord to the Development;

   (o) Sales Taxes payable by the Landlord on the purchase of goods and services included in Operating Costs (excluding any such Sales Taxes as are available to an claimed by the Landlord as a credit in determining the Landlord's net tax liability on account of Sales Taxes but only to the extent that such Sales Taxes are included in Operating Costs);

   (p) that part of Taxes which is attributable to space which would otherwise be rentable if it were not utilized and reasonably needed~ by the Landlord in connection with the management, operation and maintenance;

   (q) Taxes to the extent attributable to the Common Facilities that are separately assessed and not included as part of the assessed value of premises occupied or to be occupied by tenants (including the Tenant) (but only if and to the extent that such Taxes have not been taken into account by the Landlord in making any attribution or calculation for the purpose of determining the Tenant's contribution to Taxes);

   (r) such other direct operating costs, charges and expenditures of a like nature as may be incurred in respect of the proper preservation, protection, maintenance and operation;

   (s) Capital Tax; and

   (t) a management fee equal to the management fee charged to the Landlord by the third party manager from time to time of the Building or, if none, a management fee equal to the management fee charged by landlords of buildings similar to the Building, provided that, with respect to costs of repair, replacement, modifications, additions and/or equipment which are included in Operating Costs, the Landlord shall have the right, notwithstanding the forgoing, either to include the whole of such costs in Operating Costs in the year such costs were incurred or to amortize such costs over such period as the Landlord, acting reasonably, determines is reasonable in the circumstances.


                                     - B3 -

2. Adjustment to Costs

Those items of Operating Costs which vary with the use and occupancy of rentable premises shall be adjusted and calculated as if 100% occupied and operational for the entire operating year so that those items of Operating Costs (which shall include, without limitation, items such as cleaning costs, garbage removal and utility costs) shall be adjusted to what they would have been in the Landlord's reasonable estimation if 100% occupied and operational for the entire operating year, and such adjusted amount shall be included in the Operating Costs.

3. Exclusions

Operating Costs shall exclude, except where expressly included above:

   (a) all costs normally attributed to capital account under generally accepted accounting principles;

   (b) costs which are unreasonably or imprudently incurred (to the extent of the excess of such costs over the amount thereof if reasonably and prudently incurred);

   (c) costs incurred in leasing premises to other tenants; and

   (d) debt service including interest.

4. Reductions

Costs which are reimbursed to the Landlord from tenants or others corresponding to expenses incurred by the Landlord, (such as Additional Service Costs, insurance recoveries and recoveries pursuant to damage or indemnity claims), otherwise than by a general contribution by tenants of shares of Operating Costs, shall, to the extent the expenses pertaining thereto are included in Operating Costs, be applied in reduction of Operating Costs.

                                     - B4 -

SCHEDULE C    RULES AND REGULATIONS



1. The sidewalk, entry passages, elevators, fire escapes, common stairways and Common Facilities shall not be obstructed by any of the tenants or used by them for any other purpose other than for ingress and egress to and from their respective premises. Tenants will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

2. The skylights and windows that reflect or admit light into passageways and Common Facilities of the Development shall not be covered or obstructed by any of the tenants, and no awnings shall be put up, without the written consent of the Landlord.

3. The water-closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the tenant by whom or by whose agents, servants or employees the same is caused (save in respect of Insured Damage). Tenants shall not let the water run unless in actual use, nor shall they deface any part of the Common Facilities or the Development.

4. Tenants shall not do or permit anything to be done in their premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or ct at variance with the laws relating to fires or with the regulations of the Fire Department or the Board of Health.

5. No tenant, its clerks or servants, shall make or commit any improper noises in the Building, lounge about doors or corridors or interfere in any way with other tenants or those having business with them.

6. Nothing shall be thrown by any tenant, its clerks or servants, out of windows or doors, or down the passages, elevator shafts or skylights of the Building.

7. No birds or animals shall be kept in or about the premises of any tenant nor shall any tenant operate, or permit to be operated, any musical or sound producing instruments or device inside or outside the premises of any tenant which may be heard outside such premises.

8. No one shall use the premises of any tenant for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes, nor shall the tenant permit any cooking on the premises.

9. The Landlord shall have the right:

    (a) to require all persons entering or leaving the Building during such hours as the Landlord may reasonably determined, to identify themselves to a watchperson or security officer by registration or otherwise to establish their right to enter or leave; and

    (b) to exclude or expel any peddlar or beggar at any time from any premises or the Building.

10. Any injury or damage caused to the Common Facilities or other areas of the Building or heating and other appliances, or to any other tenant or to the premises occupied by any other tenant, by interference with or neglect of the heating appliances, or any other person or servant subject to it, shall be made good by the tenant in whose premises the neglect, interference or misconduct arose (save in respect of Insured Damage).

11. It shall be the duty of each tenant to assist and co-operate with the Landlord in preventing injury to such Tenant's premises, and premises demised to other tenants.

12. No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in any premises. Nothing shall be placed on the outside of window sills or projections.

13. Furniture, effects and supplies shall not be taken into or removed from any premises, except at such time and ii= such manner as may be previously approved by the Landlord.

14. No bicycles or other vehicles shall be brought within the Building except in the Parking Garage, and then only in accordance with the Landlord's or Parking Garage operator's direction.

15. Business machines, filing cabinets, heavy merchandise or other articles liable to overload, injure or destroy any part of the Building shall not be taken into it without the written consent of the Landlord and the Landlord shall in all cases retain the right to prescribe the weight and proper position of all such articles and the ways, means and times and routes for moving them into or out of the Building; the cost of repairing any damage done to the Building by such moving or by keeping any such articles on any premises shall be paid by the tenant causing such damage (save in respect of Insured Damage).

16. Tenants shall not place any additional lock upon any door of the Building without the written consent of the Landlord (except in the case of vaults or other security areas which the Tenant may reasonably designate).

17. Tenants shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, mechanical or electrical apparatus or any other part of the Building.

18. Only persons authorized by the Landlord, acting reasonably, shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or beverages to any premises.

19. The lining of all window drapes facing the interior surface of exterior windows shall be subject to the prior approval of the Landlord as to colour and material and a tenant shall not hang and will remove any draperies which in the Landlord's opinion do not conform to any uniform scheme of window coverings established for the Building.

20. In order to maintain the high character and uniqueness of the Development, the Landlord shall have the absolute right to designate the kind, type and colour of any interior drapes or wall coverings or hangings which the tenants desire to place on any wall or window and to designate the locations, kind and colour of any partitions which are visible from outside the premises.

21. Each Tenant shall take all steps as reasonably required by the Landlord from time to time to ensure that no employees of the Tenant or others on the Premises from time to time use any Common Facilities for the purpose of smoking.

22. The Landlord shall have the exclusive right to supply and sell or caused to be supplied and sold all coffee, soft drinks, cigarettes, sandwiches, confections and other food and to install or caused to be installed all vending machines within the Project, provided that the Tenant shall have the right to prohibit all such sales and installations in its Premises by giving written notice to the Landlord to this effect.

23. The Landlord shall have the right to make such other and further reasonable rules and regulations, not inconsistent with the provisions of this Lease, as in its reasonable judgment may from time to time be necessary for the safety, care, cleanliness and appearance of any premises and the Development in keeping with the existing standards in and of the Development, and for the preservation of good order therein, and the same shall be kept and observed by all tenants, their clerks and servants.

                                   SCHEDULE D



                           Intentionally left blank.